Exhibit 16.1



April 17, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated April 17, 2006 of Realmark Property Investors Limited Partnership - VIA and are in agreement with the statements contained in the Form 8-K regarding our firm. We have no basis to agree or disagree with the other statements of the registrant contained therein.


                                               /s/Toski, Schaefer & Co., P.C.
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                                               Toski, Schaefer & Co., P.C.